UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2023
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Blue Owl Real Estate Net Lease Trust
(Exact name of registrant as specified in its charter)
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Maryland	000-56536	88-1672312
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 N. LaSalle St., Suite 4140 Chicago, IL	60602
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (888) 215-2015
Oak Street Net Lease Trust
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Amended and Restated Investment Advisory Agreement
On August 31, 2023, Blue Owl Real Estate Net Lease Trust (the “Company”), Blue Owl NLT Operating Partnership LP (the “Operating Partnership”) and Blue Owl Real Estate Capital LLC (the “Adviser”) entered into the Amended and Restated Investment Advisory Agreement (the “Advisory Agreement”). The Advisory Agreement amends and restates the prior version of the agreement to, among other things, facilitate the initiation and management, through the Operating Partnership, of a program (the “DST Program”), to issue and sell beneficial interests (the “Interests”) in specific Delaware statutory trusts (the “DSTs”) holding real properties (the “DST Properties”) in private placements exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “DST Offerings”). Under the DST Program, DST Properties, which may be sold, contributed, sourced or otherwise seeded from the Company’s real properties held through the Operating Partnership or from third parties, will be held in a DST, and will be leased back by a wholly-owned subsidiary of the Operating Partnership in accordance with a master lease agreement. Each master lease agreement will be guaranteed by the Operating Partnership, which will have the right, but not the obligation, to acquire the Interests in the applicable DST from the beneficial owners or the applicable DST’s right, title, interest in any portion of the DST Properties from the beneficial owners, in each case, in exchange for cash or units of the Operating Partnership (“OP Units”), at a purchase price equal to the fair market value of the beneficial owner’s Interest or the fair market value of the beneficial owner’s interest in one or more of the DST Properties (the “FMV Buyback Option”). The FMV Buyback Option is exercisable during the one-year option period beginning two years from the final closing of the applicable DST Offering or in such other time frame as provided for in the applicable DST arrangement.
After a one-year holding period, investors who receive OP Units pursuant to the FMV Buyback Option generally have the right to cause the Operating Partnership to redeem all or a portion of their OP Units for, at the Company’s sole discretion, shares of the Company’s common stock, cash or a combination of both.
The Advisory Agreement amends the calculation of the management fee in connection with the DST Program. As amended, the Company will pay the Adviser a management fee equal to 1.25% of the net asset value (“NAV”) of the Company, per annum payable monthly, plus 1.25% of NAV of the Operating Partnership attributable to the OP Units held by unitholders other than the Company, per annum payable monthly, plus 1.25% of the total consideration received by the Company or its affiliate for selling Interests to third-party investors, net of up-front fees and expense reimbursements payable out of gross sale proceeds from the sale of such Interests and any proceeds from any loans secured directly or indirectly by the DST Properties, per annum payable monthly.
Second Amended and Restated Limited Partnership Agreement
On August 31, 2023, in connection with the DST Program, the Company, on behalf of itself as general partner and on behalf of the limited partners thereto, entered into the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Operating Partnership Agreement”). The Operating Partnership Agreement amends the prior limited partnership agreement of the Operating Partnership to, among other things, facilitate the issuance of OP Units in exchange for beneficial interests in DSTs in the event the Operating Partnership elects to exercise its FMV Buyback Option and the participation of such OP Units in the Company’s distribution reinvestment plan (the “DRIP”).
The Operating Partnership Agreement authorizes the Operating Partnership to issue OP Units designated as one of two new classes of OP Units, specifically Class S-1 Units and Class D-1 Units, and provides that such classes may be converted to Class I Units in the event the aggregate selling commissions, dealer manager fees, and investor servicing fees paid by the Company or the Operating Partnership with respect to such Class S-1 Units and Class D-1 Units and the Interests for which such OP Units were exchanged, reach a fee limit, if any, set forth in the applicable selling agreement between the DST Dealer Manager (defined below) and participating broker-dealer that sold such Interests in a DST Offering. The Operating Partnership Agreement provides that investor servicing fees payable with respect to a particular class of OP Units will be specially allocated to that class OP Units. The amount of the ongoing investor servicing fee, if any, payable in connection with OP Units shall be set forth in the applicable selling agreement, and (i) for Class S-1 Units, will equal 0.85% per annum of the NAV of such Class S-1 Units; and (ii) for Class D-1 Units will equal 0.25% per annum of the NAV of such Class D-1 Units. All or a portion of the investor servicing fee may be reallowed to participating broker-dealers or other intermediaries.
DST Dealer Manager Agreement
On August 31, 2023, in connection with the DST Program, Blue Owl Real Estate Exchange LLC, an indirect wholly owned subsidiary of the Company (the “DST Sponsor”) and, solely with respect to its obligations relating to OP Unit investor servicing fees, the Operating Partnership, entered into the DST Dealer Manager Agreement (the “DST Dealer Manager Agreement”) with Blue Owl Securities LLC (the “DST Dealer Manager”), pursuant to which the DST Dealer Manager will serve as the dealer manager for the DST Offerings on a “best efforts” basis. Under the DST Dealer Manager Agreement, the DST Sponsor may pay to the DST Dealer Manager an upfront sales load of up to 7.0% of the price per Interest sold, some or all of which may be waived or reallowed to participating broker-dealers. In addition, the DST Dealer Manager may receive an ongoing investor servicing fee of 0.25% per annum, paid quarterly in arrears, of the price per Interest sold.
The DST Dealer Manager Agreement contains standard representations, warranties and covenants of the DST Sponsor, the Operating Partnership and the DST Dealer Manager. The DST Sponsor, the DST Dealer Manager and each DST have also agreed to provide indemnification as set forth in the DST Dealer Manager Agreement. Any party may terminate the DST Dealer Manager Agreement upon 60 days’ written notice. Included as Exhibit A to the DST Dealer Manager Agreement is the form of participating dealer agreement to be entered into by the DST Dealer Manager and participating broker-dealers that participate in a DST Offering.
Amendment to the Credit Agreement
On August 31, 2023, in connection with the DST Program, the Operating Partnership, as borrower, the Company and certain subsidiaries of the Operating Partnership, as guarantors, entered into an amendment to the Credit Agreement (the “Amendment to the Credit Agreement”) with KeyBank National Association, as Administrative Agent and one of the Co-Lead Arrangers (each term as defined therein) and the other lenders party thereto to, among other things, amend certain definitions and covenants to permit the DST Program or certain other types of real estate exchanges and make any other amendments related thereto.
The summaries of the Advisory Agreement, Operating Partnership Agreement, DST Dealer Manager Agreement and the Amendment to the Credit Agreement set forth above do not purport to be complete and are qualified in their entirety by reference to the Advisory Agreement, Operating Partnership Agreement, DST Dealer Manager Agreement and the Amendment to the Credit Agreement (including the exhibits thereto), copies of which are filed herewith and incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description
10.1	Amended and Restated Investment Advisory Agreement, dated August 31, 2023, by and among Blue Owl Real Estate Net Lease Trust, Blue Owl NLT Operating Partnership LP and Blue Owl Real Estate Capital LLC
10.2	Second Amended and Restated Limited Partnership Agreement of Blue Owl NLT Operating Partnership LP
10.3	DST Dealer Manager Agreement, dated August 31, 2023, by and among Blue Owl Real Estate Exchange LLC, Blue Owl NLT Operating Partnership LP and Blue Owl Securities LLC
10.4	Fourth Amendment to Credit Agreement, dated as of August 31, 2023, by and among the Operating Partnership, the other Loan Parties, KeyBank National Association and the Lenders party thereto
104	Cover Page Interactive Data File (embedded within the Inline XRBL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Owl Real Estate Net Lease Trust

	By:	/s/ Kevin Halleran
		Name:	Kevin Halleran
		Title:	Chief Financial Officer

Date: September 1, 2023